                                                                   Exhibit 10.12


                       ASSIGNMENT AND ASSUMPTION OF LEASE

     This Assignment made Sept. 8, 1999 by Universal Pensions, Inc., a Minnesota corporation with offices at 431 Golf Course Drive North, Brainerd, MN 56401, as Assignor, to Integrated Information Systems, Inc., an Arizona corporation with offices at 1560 West Fountainhead Parkway, Suite 200, Tempe, AZ 85828, as Assignee.

     For value received, Assignor assigns and transfers to Assignee that Lease dated August 18, 1997 executed by Assignor, as Tenant, and by AmberJack, Ltd., an Arizona corporation with offices at 1620 West Fountainhead Parkway, Suite 250, Tempe, AZ 85282, as Landlord, of the following described Leased Premises: commonly described as Suite No. 150 and more particularly shown on Exhibit "A" to the Lease attached hereto as Appendix A in that certain building known as 1560 West Fountainhead Parkway located in the City of Tempe, County of Maricopa, and State of Arizona, together with all Assignor's right, title and interest in and to the Lease and Leased Premises, subject to all the conditions and terms contained in the Lease, to have and to hold from October 11, 1999, until the present term of the Lease expires on October 31, 2002. A copy of the Lease is attached hereto as Appendix A and made a part hereof by reference.

     Assignee agrees to pay all rent due after the effective date of this Assignment, and to assume and perform all duties and obligations required by the terms of the Lease.

     This Assignment shall be binding on and inure to the benefit of the parties to it, their heirs, executors, administrators, successors in interest and assigns.

                                            ASSIGNOR:
                                            ---------

                                            UNIVERSAL PENSIONS, INC.

Dated:  Sept 8, 1999                        By  Thomas G. Anderson
        -----------------                      ----------------------
                                            Its President
                                                ---------------------


                                            ASSIGNEE:
                                            ---------

                                            INTEGRATED INFORMATION SYSTEMS, INC.

Dated:  9/14/99                             By  Jim Garvey
        -----------------                      ----------------------
                                            Its CEO & President
                                                ---------------------

                              CONSENT OF LANDLORD

     The undersigned Landlord, named in the above Assignment of the Lease that was executed by the undersigned on August 18, 1997, hereby consents to the above Assignment.


     The undersigned Landlord also consents to the agreement by Assignee to assume after October 11, 1999, the payment of rent and performance of all duties and obligations as set forth in the Lease and release Universal Pensions, Inc., Tenant and Assignor, from all duties and obligations under the Lease, including the payment of rent, after October 11, 1999, and accept Assignee as Tenant in place of Universal Pensions, Inc., Tenant and Assignor.

                                             LANDLORD:
                                             ---------

                                             MARATHON MANAGEMENT AND DEVELOPMENT
                                             LLC MANAGERS FOR AMBERJACK, LTD.


Dated: 9/16/99                               By  illegible
      -----------------                          ----------------------
                                             Its President
                                                 ----------------------

This Instrument Drafted by:
Universal Pensions, In. (BRVZ)
431 Golf Course Drive North
P.O. Box 979
Brainerd, MN 56401

ASSIGNOR:

STATE OF MINNESOTA       }
                         } ss.
COUNTY OF CROW WING      }

     This instrument was acknowledged before me on September 8, 1999 by Thomas
G. Anderson as President of Universal Pensions, Inc., a Minnesota corporation, on behalf of the corporation.

-------------------------------------------
        THOMAS M. RUTSKE                         /s/   Thomas M. Rutske
[SEAL]  NOTARY PUBLIC-MINNESOTA                  ----------------------------
        CROW WING COUNTY                         Notary Public
        MY COMMISSION EXPIRES DEC. 31, 2000      My Commission Expires: 12/31/00
-------------------------------------------


ASSIGNEE:

STATE OF ARIZONA         }
                         } ss.
COUNTY OF MARICOPA       }

     This instrument was acknowledged before me on September 14, 1999 by James
G. Garvey, Jr. as CEO & President of Integrated Information Systems, Inc., an Arizona corporation, on behalf of the corporation.

-------------------------------------------
             OFFICIAL SEAL
        DOREEN R. MOSCHCAU                       /s/   Doreen R. Moschcau
[SEAL]  NOTARY PUBLIC-STATE OF ARIZONA           ----------------------------
        MARICOPA COUNTY                          Notary Public
        MY COMM. EXPIRES DEC. 25, 1999           My Commission Expires: 12/25/99
-------------------------------------------


LANDLORD:

STATE OF                 }
          ---------------
                         } ss.
COUNTY OF                }
          ---------------

     This instrument was acknowledged before me on                  , 1999 by
                                as                                          of
AmberJack, Ltd., an Arizona corporation, on behalf of the corporation.


                                                 ----------------------------
                                                 Notary Public
                                                 My Commission Expires:
                                                                        --------

                                   APPENDIX A

         (Lease dated August 18, 1997 between Universal Pensions, Inc.
                   as Tenant and AmberJack, Ltd. as Landlord)

                                     LEASE

                             Dated August 18, 1997

                                    between

                                AMBERJACK, LTD.
                                   "LANDLORD"

                             and UNIVERSAL PENSIONS
                                    "TENANT"

                                 INDEX TO LEASE

Section                                                                     Page
    1.  TERM..............................................................     1
    2.  RENT..............................................................     1
    3.  CONSUMER PRICE INDEX ESCALATION...................................     2
    4.  OPERATING EXPENSES................................................     3
    5.  PARKING...........................................................     6
    6.  SECURITY DEPOSIT..................................................     7
    7.  REPAIRS...........................................................     7
    8.  IMPROVEMENTS AND ALTERATIONS......................................     7
    8.  LIENS.............................................................     8
   10.  USE OF PREMISES...................................................     9
   11.  LANDLORD SERVICES.................................................     9
   12.  RULES AND REGULATIONS.............................................     9
   13.  TAXES.............................................................    10
   14.  SUBSTITUTED PREMISES..............................................    10
   15.  UNTENANTABILITY...................................................    10
   16.  EMINENT DOMAIN....................................................    11
   17.  ASSIGNMENT AND SUBLEASE...........................................    11
   18.  ACCESS............................................................    11
   19.  SUBORDINATION AND ATTORNMENT......................................    12
   20.  SALE..............................................................    13
   21.  INDEMNIFICATION OF LANDLORD.......................................    13
   22.  TENANT'S INSURANCE, WAIVER OF SUBROGATION.........................    14
   23.  ATTORNEY'S FEES...................................................    14
   24.  WAIVER............................................................    15
   25.  NOTICES...........................................................    15
   26.  INSOLVENCY OR BANKRUPTCY..........................................    15
   27.  DEFAULT...........................................................    16
   28.  INTEREST ON TENANT'S OBLIGATIONS AND LATE CHARGES.................    16
   29.  HOLDING OVER......................................................    17
   30.  TIME..............................................................    17
   31.  BROKERS...........................................................    17
   32.  RECORDATION.......................................................    17
   33.  BUILDING NAME.....................................................    17
   34.  SIGNS.............................................................    18
   35.  CHOICE OF LAW.....................................................    18
   36.  ESTOPPEL CERTIFICATE OF THREE-PARTY AGREEMENT.....................    18
   37.  ADDITIONAL CONSTRUCTION...........................................    18
   38.  DEFINED TERMS AND MARGINAL HEADINGS...............................    18
   39.  TENANT'S RESPONSIBILITY REGARDING HAZARDOUS SUBSTANCES............    18
             EXHIBIT "A" -- DESCRIPTION OF LEASED PREMISES
             EXHIBIT "C" -- STANDARDS FOR UTILITIES AND SERVICES
             EXHIBIT "D" -- RULES AND REGULATIONS
             EXHIBIT "E" -- SPACE PLAN; INTERIOR IMPROVEMENT SPECIFICATIONS

     THIS LEASE made this 18th day of August, 1997, between AmberJack, Ltd. (hereinafter called "Landlord"), and Universal Pensions (hereinafter called "Tenant").

     For and in consideration of the rents, covenants and agreements hereinafter set forth, Landlord hereby leases to Tenant and Tenant hereby agrees to lease from Landlord those certain premises (the "Leased Premises"), commonly described as Suite No. 150 and more particularly shown on Exhibit "A" to this Lease, in that certain building known as 1560 W. Fountainhead Parkway (the "Building") located in the City of Tempe, County of Maricopa, and State of Arizona. Said leasing is upon and subject to the terms, covenants and conditions set forth in this Lease and Tenant covenants, as a material part of the consideration for this Lease, to keep and perform each and all of said terms, covenants and conditions by it to be kept and performed and Tenant further agrees that this Lease is made upon the condition of such performance.

     1. TERM

     (a) The term of this Lease shall be 60 months (unless sooner terminated as herein provided), which is estimated by Landlord to commence on the 1st day of November, 1997 (the "Commencement Date").

     (b) In the event of the inability of the Landlord to deliver possession of the Leased Premises on the Commencement Date, Landlord shall not be liable for any damages caused thereby, nor shall this Lease be void or voidable, but Tenant shall not be liable for any rent until such time as Landlord can and does offer to deliver possession of the Leased Premises to Tenant. In such event, the date upon which Landlord can and does offer to deliver possession of the Leased Premises to Tenant shall be the Commencement Date of this Lease. If the offer to deliver possession occurs on other than the first day of a calendar month, rental for the remainder of that month shall be paid by Tenant on a pro rata basis.

     2. RENT

     Tenant agrees to pay as base rental the sum of twenty thousand four hundred eighty nine & 33/100 ($20,489.33) per month for each and every month of this Lease (the "Base Monthly Rent"), subject to adjustment, as provided in paragraphs 3 and 4, hereof, payable in advance on the first day of each month without offset commencing with the Commencement Date of this Lease. The Base Monthly Rent has been calculated on the basis of 11,176 square feet of rentable area of the Leased Premises, determined in accordance with "American National Standard ANSI Z65.1-1980: Standard Method for Measuring Floor Area in Office Buildings" published by Building Owners and Managers Association International (the "Standard") and leased at the annual rate of twenty two and 00/100 Dollars ($22.00) per square foot of such rentable area. Should the Standard be revised, Landlord has the option of recomputing the rentable area based upon the revised Standard.

     3. CONSUMER PRICE INDEX ESCALATION

     (a) As used in this paragraph:

          (i) "Index" shall mean the "Consumer Price Index for All Urban Consumers" published by the Bureau of Labor Statistics of the United States Department of Labor for Los Angeles--Anaheim--Riverside, California. All items (1982-84=100)

          (ii) "Base Index" shall mean the Index in effect in December of the calendar year in which the date of this Lease falls.

          (iii) "Anniversary Month" shall mean December of the calendar year succeeding the calendar year in which Tenant's obligation to pay rent commences under this Lease and each successive December thereafter during the Lease term.

          (iv) "Percentage Increase" shall mean the percentage equal to a fraction, the numerator of which shall be the Index in the Anniversary Month less the Base Index, and the denominator of which shall be the Base Index.

     (b) If the Index in the Anniversary Month shall exceed the Base Index, then the Base Rental (excluding a component applicable to Basic Costs) payable for the ensuing calendar year, and thereafter until a new index comparative statement is sent to Tenant, shall be increased by the Percentage Increase. At any time after January 1 of the said ensuing calendar year, Landlord shall send Tenant an index comparative statement setting forth (a) the Index in the Anniversary Month preceding the date of the statement; (b) the Base Index; (c) the Percentage Increase; and (d) the increase in the annual Base Rental. On the first day of the calendar month ("current month") following the month in which the index comparative statement was sent: (i) Tenant shall pay to Landlord a sum equal to one-twelfth (1/12) of said increase in Base Rental multiplied by the number of calendar months of the Lease term then elapsed since said January 1; and (ii) thereafter, commencing with the current month and continuing

     4.   OPERATING EXPENSES

          (a) If the annual Operating Expenses of the Building exceed the Base Operating Expenses, Tenant shall pay, in addition to the Base Monthly Rent, Tenant's proportionate share of the Operating Expenses of the Building in excess of the Base Operating Expenses based on Tenant's Percentage.

          (b) As used in this Section, the following defined terms shall have the following meanings unless the context otherwise requires:

               (i) "Base Operating Expenses" shall mean all "Operating Expenses" for calendar year 1998 per square foot for all rentable area of the Building.

               (ii) "Operating Expenses" means, in any fiscal period designated by the Landlord, all costs and expenses incurred by or on behalf of the Landlord for the complete operation, management, protection, security, cleaning, repair and maintenance of the Building and the parking lot structure serving the Building (the "Parking Garage") and the Land, and which shall include without limitation, the following:

                    (A) the salary and wages (including cost of uniforms and worker's compensation and unemployment insurance, vacation pay, pension and retirement benefits, health care, and other fringe benefits, whether statutory or otherwise) of all employees of the Landlord directly employed in the operation, maintenance, repair and administration of the Building, the Parking Garage, and the Land, including the security and reception employees and other nonadministrative personnel;

                    (B) the cost of goods, services, equipment and supplies used or incurred directly or indirectly in the operation, maintenance, replacement, repair and administration of the Building and/or the Parking Garage, including the heating, ventilating and air conditioning costs, the depreciation cost of all mechanical and electrical systems, costs of providing hot and cold water, electrical or any other energy supplies to the Building and/or the Parking Garage, elevator and escalator maintenance and operation, and service contracts;

                    (C) all taxes, duties, and general or special assessments
               that may be levied, charged, or assessed against the Building, the Parking Garage or the Land and all property owner's association dues, fees, assessments or other charges;

                    (D) all charges for public services and utilities, including water, natural gas, sewer, electrical power, steam, hot water, or any energy supplied or used in the Building, the Parking Garage, or on the Land and for all work or services performed by any utility company or commission in connection with such utilities;

                    (E) the expense for gardening, landscaping, repainting,
               rental of signs and equipment, lighting, sanitary control and garbage removal, curbing and fencing maintenance, the cost of decorating and furnishing any common areas, and glass maintenance and window cleaning;

                    (F) the cost of the Landlord's insurance in types and
               amounts as may reasonably be carried by a prudent owner, or as required by any lender of Landlord, and the cost of any deductible amount paid by the Landlord in connection with a claim made by the Landlord under such insurance;

                    (G) cost of each "Major Expenditure" (as hereinafter
               defined) as amortized over the period of the Landlord's reasonable estimate of the economic life of the Major Expenditure, but not to exceed fifteen (15) years, using equal monthly installments of principal and interest at the rate announced by First Interstate Bank as its prime rate at the time of expenditure, plus one-half percent (1/2%), where "Major Expenditure" shall mean any single expenditure incurred during or subsequent to the fiscal period in which the Lease commences for modifications or additions to the Building and/or the Parking Garage if one of the principal purposes of such modification or addition was to reduce energy consumption or operating expenses, or was required by governmental law or regulations; and

                                   (H) an administrative or property management
                              fee for the property management services desired from the Building. If Landlord provides its own property management services, the property management fee shall not exceed three percent (3%) of the gross collected rents. The salaries and wages of those persons referred to in subparagraph 4(b)(ii)(A) are not deemed to be part of the property management services for purposes of the limitation contained in this subparagraph.

          PROVIDED, HOWEVER, that if, in any such fiscal period the Building is less that ninety percent (90%) occupied during the whole of the fiscal period, "Operating Expenses" shall mean the amount obtained by adjusting the actual Operating Expenses for such fiscal period as if the Building had been ninety percent (90%) occupied during the whole of such fiscal period, such adjustment to be made by the Landlord in good faith by adding to the actual Operating Expenses during such fiscal period such additional costs as would have been incurred if the Building had been ninety percent (90%) occupied.

          (iii) "Tenant's Percentage" means the percentage determined by converting a fraction, the numerator of which is the rentable area of the Leased Premises as finally determined by the Architect pursuant to Section 2 and the denominator of which is the aggregate of the rentable area, determined in accordance with the Standard, of all leased premises from time to time existing in the Building, whether actually rented or not, inclusive of the Leased Premises. For purposes of this Lease, the percentage is agreed to be twelve point seven five percent (12.75%).

        (c) Landlord shall by each December 15 during the term of this Lease deliver to Tenant a statement of the estimated Operating Expenses for the calendar year immediately following the date of such statement. Landlord's failure to deliver to Tenant such statement by such date, however, shall not preclude Landlord's recovery of Operating Expenses. On the later of the execution of this Lease or thirty (30) days prior to the Commencement Date, Landlord shall also give Tenant an estimate of the annual Operating Expenses from the Commencement Date through December 31 of the calendar year in which the term of this Lease is estimated to commence. If the estimated Operating Expenses are projected to exceed the Base Operating Expenses, Tenant shall pay to Landlord with each payment of the Base Monthly Rent, as additional rent hereunder, and amount equal to one-twelfth (1/12) of the product of the estimated Operating Expenses for such calendar year (less the Base Operating Expenses) multiplied by Tenant's Percentage.

        (d) Landlord shall by April 30 of each year during the term of this Lease deliver to Tenant a statement of the actual Operating Expenses for the preceding calendar year, but Landlord's failure to deliver such statement by such date shall not preclude Landlord's recovery of Operating Expenses. If the actual Operating Expenses for such calendar year shall exceed the Base Operating Expenses for such calendar year, Tenant shall, within thirty (30) days following the delivery of such statement, pay to Landlord an amount equal to the product of the actual Operating Expenses (less the Base Operating Expenses) multiplied by Tenant's Percentage; provided, however, payments by Tenant, if any, of estimated Operating Expenses pursuant to this Section 4 shall be credited against the amount due. The actual Operating Expenses shall be prorated, if applicable, in the case of the first and last years of the term of the Lease. If the actual Operating Expenses for such calendar year are greater than the Base Operating Expenses but are less than the estimated Operating Expenses for such calendar year collected by Landlord pursuant to this Section 4, then Tenant shall receive a credit against future monthly payments of estimated Operating Expenses payable by Tenant in an amount equal to the product of the excess of estimated Operating Expenses over actual Operating Expenses multiplied by Tenant's Percentage.

        (e) Notwithstanding anything to the contrary contained herein, the amount of rent payable under this Lease shall never be less than the Base Monthly Rent.

     5. PARKING

        (a) Tenant shall at all times during the term of this Lease, have available in the parking garage up to twenty covered reserved spaces, and 52 uncovered reserved spaces. The parking rental for the covered reserved spaces shall be no charge ($0.00) per month, per space. Landlord will provide reasonable means of identifying and controlling vehicles authorized to be parked in the reserved and unreserved areas of the Parking Garage. Landlord may make, modify and enforce rules and regulations.

          6.   SECURITY DEPOSIT
               Tenant has paid Landlord at the execution hereof, the sum of Waived ($ ) as security for the full and faithful performance and observance by Tenant of all the covenants and conditions on Tenant's part to be performed and observed in this Lease as well as in all extensions and renewals hereof. Such deposit shall be returned to Tenant at the termination of this Lease if Tenant has discharged its obligations to Landlord in full. Landlord shall not be required to keep this security deposit separate from its general funds and Tenant shall not be entitled to interest thereon. In the event of any default by Tenant, Landlord may apply or retain all or any part of such security deposit to cure any default or to reimburse Landlord for any sum Landlord may spend by reason of default. In the event of such a default the Landlord's election to utilize all or any part of said security deposit, Tenant shall, upon written notice from Landlord, forthwith deposit with Landlord such sum as is necessary to replenish said security deposit to the amount specified above.

          7.   REPAIRS
               (a) Landlord shall maintain in good condition the structural parts of the Building, including the foundations, bearing and exterior walls, subflooring and roof, and exterior doors, windows, corridors, and other common areas and shall use reasonable efforts to keep all Building equipment such as elevators, plumbing, heating, air conditioning, and similar equipment in good condition and repair.

               (b) By taking possession of the Leased Premises, Tenant accepts the

Leased Premises as being in the condition in which Landlord is obligated to deliver them, and as being in good and sanitary order, condition and repair. Tenant agrees that it will (i) make all repairs to the Leased Premises not required to be made by the Landlord, (ii) pay for any repairs to the Leased Premises or the Building containing the Leased Premises made necessary by any negligence or carelessness of Tenant or its employees or persons permitted in the Building by Tenant, and (iii) maintain the Leased Premises in a safe, clean, neat and sanitary condition.

          8.   IMPROVEMENTS AND ALTERATIONS
               (a) See Addendum

               (b)

               (c) The Tenant shall not make any alterations, improvements or additions to the Premises without the Landlord's advance written consent in each and every instance. In the event Tenant desires to make any alterations, improvements or additions, Tenant shall first submit to Landlord plans and specifications therefor. Landlord shall have the option of either hiring a contractor to perform the work or approving in advance the contractor Tenant proposes to hire. If Landlord elects to hire the contractor, Landlord shall:
(i) obtain a bid from a contractor selected by Landlord to perform the work specified in the plans and specifications; (ii) present the contractor's bid or contract price to Tenant for Tenant's approval, which is deemed accepted if not rejected in writing within seven (7) days; and (iii) require Tenant to supply a deposit covering all or part of the contractor's bid or contract price. If Landlord elects to approve the contractor selected by Tenant, Tenant shall: (i) obtain the contractor's written agreement to not deviate from the plans and specifications without Landlord's written consent; and (ii) obtain mechanic's lien waivers from the contractor and all subcontractors and material men in advance of any work being performed or materials supplied. All alterations, improvements or additions shall become Landlord's property and shall remain upon the premises at the termination of this Lease without compensation to Tenant; provided, however, that Tenant shall, upon demand by Landlord, at Tenant's sold cost and expense, forthwith remove any alterations, additions or improvements made by Tenant, designated by Landlord to be removed, and repair and restore the Lease Premises to its original condition, reasonable wear and tear excepted.

          9.   LIENS

               Tenant shall keep the Leased Premises free from any liens arising out of any work performed, materials furnished, or obligations incurred by Tenant. In the event that Tenant shall not, within ten (10) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith including without limitation costs of suit and attorneys's fees shall be considered additional rent and shall be payable by Tenant on demand with interest at the rate of eighteen percent (18%) per annum.

          10.  USE OF PREMISES

               The Leased Premises are to be used for the sole purpose of Business and sales offices. Tenant agrees that it will use the Leased Premises in such manner as not to injure, annoy, interfere with or infringe on the rights of other tenants in the Building or use or allow the premises to be used for any improper, immoral or unlawful purpose. Tenant agrees to comply with all applicable laws, ordinances and regulations now or hereafter in force in connection with its use of the Leased Premises. Tenant shall not commit nor suffer the commission of any waste, overload any floor beneath the Leased Premises beyond the load limit established by Landlord, or knowingly permit any explosives to enter the Building. Tenant shall nor do or permit anything to be done on or about the Leased Premises or bring or keep anything therein which will in any way increase the fire insurance premium or other insurance premium upon The Building.

          11.  LANDLORD SERVICES

               Landlord agrees to furnish to the Leased Premises during ordinary business hours or generally recognized business days (as determined by Landlord), and subject to the rules and regulations of the standards for Utilities and Services attached hereto as Exhibit "C" and by this reference made a part hereof, water, electricity, heating, and air conditioning suitable for the intended use and occupation of the Leased Premises, janitorial service, and elevator service. Tenant agrees to abide by all regulations and requirements that Landlord may prescribe for the proper functioning and protection of the heating ventilating, and air conditioning system. Landlord shall have no liability, and tenant shall not be entitled to any abatement or reduction of rental, by reason of Landlord's failure to furnish any services when such failure is caused by accident, breakage, repairs, strikes, lockouts, labor disturbances or labor disputes, or by any other cause, similar or dissimilar beyond the reasonable control of Landlord.

          12.  RULES AND REGULATIONS

               Tenant agrees to abide by all rules and regulations of this Building imposed by Landlord, a copy of which are attached hereto as Exhibit "D" and by this reference made a part hereof. These regulations are imposed for the cleanliness, good appearance, proper maintenance, good order and reasonable use of the Leased Premises and the Building, and as may be necessary for the proper enjoyment of the Building by all tenants and their clients, customers and employees. The rules and regulations may be changed by the Landlord from time to time, and shall become effective after reasonable notice to Tenant. Failure of Tenant to comply with the Building Rules and Regulations shall constitute a default under this Lease.

          13.  TAXES

               Tenant shall, in addition to and at the same time as the payment of the Base Monthly Rent under this Lease, pay to Landlord the amount of any rental, excise, sales, or transaction privilege tax (but exception Landlord's income tax) now or hereafter imposed by any taxing authority upon Landlord or upon Landlord's receipt of the Base Monthly Rent and any other amounts payable by Tenant pursuant to the terms of this Lease.

          14.  SUBSTITUTED PREMISES

     15.  UNTENANTABILITY

          If the Premises are made untenantable in whole of in part by fire or other casualty, the Rent, until repairs shall be made or the Lease terminated as hereinafter provided, shall be apportioned on a per diem basis according to the part of the Premises which is usable by the Tenant, if, but only if, such fire or other casualty was not caused by the fault or negligence of the Tenant, its contractors, agents, or employees. If such damage shall be so extensive that the Premises cannot be restored to tenantability by the Landlord within a period of one hundred eighty (180) days, either party shall have the right to cancel this Lease by notice to the other given at any time within sixty (60) days after the date of such damage; except that if such fire or casualty resulted from the Tenant's fault or negligence, the Tenant shall have no right to cancel. If a portion of the Building other than the Premises shall be so damaged that in the opinion of the Landlord the Building should be restored in such a way as to alter the Premises materially, the Landlord may cancel this Lease by notice to the Tenant given at any time within sixty (60) days after the date of such damage. If more than twenty-five percent (25%) of the Building is made untenantable by fire or other casualty (regardless of whether the Premises are untenantable), Landlord may terminate this Lease by written notice to Tenant within one hundred twenty (120) days after the date of such casualty. In the event of giving effective notice pursuant to this Section, this Lease and the term and the estate hereby granted shall expire on the date fifteen (15) days after the giving of such notice as fully and completely as if such date were the date hereinafter set for the expiration of the term of this Lease. In the even neither Landlord not Tenant cancels the Lease, or if in the Landlord's opinion the Premises can be restored to tenantability within one hundred eighty (180) days and Landlord wishes to effect such restoration, the Landlord shall, promptly after adjustment of any relevant insurance claims, commence such restoration at Landlord's expense.

     16.  EMINENT DOMAIN

          In the event the Building, the Land on which it is located, or any Portion of the Leased Premises is taken under eminent domain proceeding, Tenant shall have no right, title or interest to any award for such taking, except for fixtures and improvements installed by Tenant, if any.

     17.  ASSIGNMENT AND SUBLEASE

          Tenant shall not, either voluntarily or by operation of law, sell, assign, hypothecate or transfer this Lease, or sublet the premises or any part thereof, or permit the premises or any part thereof to be occupied by anyone other than Tenant or Tenant's employees, without the prior written consent of Landlord in each instance.

Landlord's consent shall not be unreasonably withheld, provided the proposed assignee or sublessee is reasonably satisfactory to Landlord as to credit and character and will occupy the premises for office purposes consistent with
Article 10 of this Lease and Landlord's commitments to other tenants. Any sale, assignment, mortgage, transfer of subletting of this Lease which is not in compliance with the provisions of this Article 17 shall be voidable and shall, at the option of Landlord, terminate this Lease. The consent by Landlord to any assignment or subletting shall not be construed as relieving Tenant from obtaining the express written consent of Landlord to any further assignment or subletting or as releasing Tenant from any liability or obligation hereunder, whether or not then accrued. The Landlord reserves the right, should the Tenant request such assignment or subletting, to release the Tenant from the terms and provisions of this Lease and the Landlord shall have thirty (30) days to make such determination. Should the Landlord exercise this right, then the Lease shall terminate as of the date notice is given to Tenant.

          Requests for sublease or assignment shall be accompanied by a minimum service fee of $150 and Tenant agrees to reimburse Landlord for all legal fees and other expenses incurred by Landlord in connection with the request. Tenant shall make no profit on a sublease or assignment of this Lease and any increase in rent, bonus or other fee charged or received, which is higher than, or in addition to, the rent, and fees due under this Lease shall be paid to Landlord.

     18.  ACCESS

          Landlord and its agents shall have the right to enter the premises at all reasonable times for the purpose of examining or inspecting the same, showing the same to prospective purchasers or tenants of the Building, and as necessary to perform their obligations under this Lease. Landlord may erect, use, and maintain scaffolding, pipes, conduits, and other necessary structures in and through the Leased Premises where reasonably required by the character of the work performed, provided that the business of Tenant shall not be unreasonably interfered with. If Tenant shall not personally be present to open and permit an entry into the Leased Premises at any time when such entry by Landlord is necessary or permitted hereunder, Landlord may enter by means of a master key or, in emergencies, may enter forcibly, without liability to Tenant.

     19.  SUBORDINATION AND ATTORNMENT

          (a) This Lease is junior, subject and subordinate to all ground leases, mortgages, deeds of trust and other security instruments of any kind now covering the Land, the Building, the Parking Garage and/or the Leased Premises or any portion thereof or interest therein. Landlord reserves the right to place liens or encumbrances on the Land, the Building, the Parking Garage and/or the Leased Premises or any part thereof or interests therein superior in lien and effect to this Lease. This Lease, at the option of the Landlord, shall be subject and subordinate to any and all such liens or encumbrances now or hereafter imposed by Landlord without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination. Notwithstanding the foregoing, Tenant covenants and agrees to execute and deliver upon demand such further instruments evidencing such subordination of this Lease as may be requested by Landlord.

          (b) In the event of the enforcement by any mortgagee, trustee, or beneficiary under any mortgage, deed of trust or other security instrument of the remedies provided for by law or by such mortgage, deed of trust or other security instrument, Tenant will, if requested by such mortgagee, trustee, or beneficiary or by any person succeeding to the interest of Landlord as the result of said enforcement, automatically become the tenant of any such successor in interest, without any change in the terms or other provisions of this Lease; provided, however, that said successor in interest shall not be bound by (i) any payment of rent or additional rent for more than one (1) month in advance, except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease which are not in excess of an amount equal to one (1) month's rental or (ii) any amendment or modification to this Lease made without the consent of such mortgagee or beneficiary, or any successor in interest, except for such amendments or modifications of this Lease as are made in the ordinary course of Landlord's business, provided that any such amendments or modification shall not reduce the rent or any other amount payable by Tenant hereunder. Upon request by said successor in interest, the Tenant shall execute and deliver an instrument or instruments confirming its attornment. Nothing herein shall be construed as a subordination of, or agreement to subordinate, the lien and charge of any mortgage, deed of trust or other security instrument to the rights or leasehold estates of the Tenant under this Lease.

     20.  SALE

          In the event of a sale or conveyance by Landlord of the Building containing the Leased Premises, the same shall operate to release Landlord from any and all liability or obligation under this Lease. This Lease shall not be affected by any such sale, and Tenant agrees to attorn to the purchaser of the Building and deliver to the purchaser an offset statement and an estoppel certificate in such form as Landlord may request. If any security deposit has been made by Tenant, Landlord may transfer such security deposit to the purchaser, and thereupon Landlord shall be discharged from any further liability in reference thereto.

     21.  INDEMNIFICATION OF LANDLORD

          (a) Tenant shall hold Landlord harmless from, indemnify and defend Landlord against any and all claims for liability for any injury (including death) or damage to any person or property whatsoever (i) occurring in, on, or about the leased Premises or any part thereof, or (ii) occurring in, or about the building when such injury or damage has been caused in part of or in whole by the act, neglect, fault or omission of Tenant, its agents, servants, employees, and from all costs, attorneys' fees, expenses and liabilities incurred as a result of any such claim or any action or proceeding brought thereon; and in case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, shall defend the same at Tenant's expense by counsel satisfactory to Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons (including death), in, upon or about the Premises from any cause which does not result from the negligence of Landlord and Tenant hereby waives all claims in respect thereof against Landlord.

          (b) Landlord or anyone authorized to act for Landlord shall not be liable for any damage to property entrusted to employees of the building, nor for the loss of or damage to any property by theft or otherwise, nor for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the building or from the pipes, appliances or plumbing works therein, or from the roof, street or subsurface, or from any other place resulting from the negligence of Landlord. Landlord or its agents shall not be liable for interference with the natural light, nor shall Landlord be liable for any latent defect in the Premises or in the building. Tenant shall give prompt notice to Landlord of any fire, accident or defect discovered within the Premises or the building.

          (c) The provisions of this Section 21 shall survive the expiration or termination of this Lease with respect to any claims or liability occurring prior to such expiration of termination.

     22.  TENANTS INSURANCE, WAIVER OF SUBROGATION

          (a) Tenant agrees to carry at its own expense throughout the term of the lease, comprehensive public liability insurance insuring both Landlord and Tenant against all claims, demands, or actions arising out of or in connection with Tenant's use or occupancy, of the Premises, or by the condition of Premises with a combined single limit of liability of $1,000,000.00 for bodily injury or death and property damage. Tenant shall deliver a Certificate of Insurance to Landlord prior to the date of occupancy of the Premises and said insurance policy shall list and protect Landlord and Tenant as their interests may appear and shall contain an endorsement stating that the insurer agrees to give no less than thirty (30) days prior written notice to Landlord in the event of modification or cancellation thereof.

          (b) Tenant shall be responsible for its own personal property insurance.

          (c) Landlord and Tenant each hereby release the other from any and all liability or responsibility for any direct or consequential loss, injury or damage to the Premises, or its contents, caused by fire or any other casualty, during the term of this lease, even if such fire or other casualty may have been caused by the negligence (but not the willful act) of the other party or one for whom such party may be responsible. Inasmuch as the above mutual waivers will preclude the assignment of any aforesaid claim by way of subrogation (or otherwise) to an insurance company (or any other person), each party hereto agrees if required by said policies to give each insurance company which has issued to it fire and other property insurance, written notice of the terms of said mutual waivers, and to have said insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waivers.

     23.  ATTORNEY'S FEES

          In the event of any legal action or proceeding brought by either party against the other arising out of this Lease, the prevailing party shall be entitled to recover reasonable attorneys' fees incurred in such action and such amount shall be included in any judgement rendered in such proceeding.

     24.  WAIVER

          No waiver by Landlord of any provision of this Lease or of any breach by Tenant hereunder shall be deemed to be a waiver of any other provision hereof, or of any subsequent breach by Tenant of the same or any other provision. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act of Tenant. No act or thing done by Landlord or Landlord's agents during the term of this Lease shall be deemed an acceptance of a surrender of the Leased Premises, unless done in writing signed by Landlord. The delivery of the keys to any employee or agent of Landlord shall not operate as a termination of this Lease or a surrender of the Leased Premises.

     25.  NOTICES

          All notices, demands or other communications in this Lease provided to be given, made or sent by either party hereto to the other shall be deemed to have been duly given, made or sent when made in writing and deposited in the United States mail, certified or registered, postage prepaid, and addressed as follows:

          To Landlord:  AmberJack, Ltd.
                        1620 W. Fountainhead Parkway
                        Suite 410
                        Tempe, AZ 85282

          To Tenant:    Universal Pensions
                        1560 W. Fountainhead Parkway
                        Suite 100
                        Tempe, AZ 85282

The address to which any notice, demand or other writing may be given, made or sent to either party may be changed by written notice given by such party as above-provided.

     26.  INSOLVENCY OR BANKRUPTCY

          The appointment of a receiver to take possession of all or substantially all of the assets of Tenant, or an assignment by Tenant for the benefit of creditors, or any action taken or suffered by Tenant under any insolvency, bankruptcy, or reorganization act, shall at Landlord's option, constitute a breach of this Lease by Tenant. Upon the happening of any such event, or at any time thereafter, this Lease shall terminate five (5) days after written notice of termination from Landlord to Tenant. In no event shall this Lease be an asset of Tenant in any receivership, bankruptcy, insolvency, or reorganization proceedings.

     27.  DEFAULT

          (a) In the event Tenant fails to pay any rental due hereunder or fails to keep and perform any of the other terms or conditions hereof, or otherwise breaches this Lease or defaults hereunder, time being of the essence, or in the event of the taking by execution or judgment or other process of law of all or any part of the Tenant's interest in this Lease, then ten (10) days after written notice of default from Landlord, Landlord may, if such default has not been corrected, resort to any and all legal remedies or combination of remedies which Landlord may desire to assert including, but not limited to one or more of the following: (1) lock the doors of the Leased Premises and exclude Tenant therefrom; (2) retain or take possession of any property on the Leased Premises pursuant to Landlord's statutory lien; (3) enter the Leased Premises and remove all persons and property therefrom; (4) declare this Lease at an end and terminated; (5) sue for the rent due and to become due under this Lease;
(6) sue for any damages sustained by Landlord; and (7) continue this Lease in effect and relet the Leased Premises on such terms and conditions as Landlord may deem advisable with Tenant remaining liable for the Base Monthly Rent and other sums due hereunder plus the reasonable cost of obtaining possession of the Leased Premises and of any repairs and alterations necessary to prepare the Leased Premises for reletting, and the cost of reletting. No action of Landlord shall be construed as an election to terminate this Lease unless written notice of such intention be given to Tenant.

          (b) If Landlord shall default in performing its obligations under this Lease, Tenant shall give Landlord written notice of the deficiency, and Landlord shall have a reasonable time to correct the same, and if not corrected within a reasonable time and such breach is a material breach, Tenant may terminate this Lease or take such other legal steps to which it may be entitled.

     28.  INTEREST ON TENANT'S OBLIGATIONS AND LATE CHARGES

          (a) Any amount due from Tenant to Landlord which is not paid when due shall bear interest of eighteen percent (18%) per annum until paid, but the payment of such interest shall not excuse nor cure the default.

          (b) Tenant acknowledges that late payment of the Base Monthly Rent or any other sum required by this Lease to be paid by Tenant to Landlord will cause

Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix. Therefore, if any payment due from Tenant is not received by Landlord within five (5) calendar days after its due date, Tenant shall pay to Landlord an additional sum of fifty dollars ($50) as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by overdue amount, or prevent Landlord from exercising any of the other rights and remedies available to Landlord. In addition to the above-described late charge, Tenant shall pay to Landlord fifty dollars ($50) for processing and accounting cost together with interest on such amount at the rate specified above for each occasion that a rental check presented to Landlord by Tenant is returned by Tenant's bank for insufficient funds or for any other reason.

     29.  HOLDING OVER

          No holding over by Tenant after the term of this Lease shall operate to extend the Lease. In the event of any unauthorized holding over, Tenant shall indemnify Landlord against all claims for damages by any other tenant to whom Landlord may have leased all or any part of the Leased Premises covered hereby effective upon the termination of this Lease. Any holding over without the consent of Landlord in writing shall thereafter constitute a lease from month to month with a Base Monthly Rent equal to 200% of the most recent Base Monthly Rent then in effect.

     30.  TIME

          Time is of the essence of this Lease in each and all of its provisions.

     31.  BROKERS

          Tenant warrants that it has had no dealing with any real estate broker or agent in connection with the negotiation of this Lease, excepting only Steve Gerhard; Cushman & Wakefield and except for any broker or agent that Landlord may have employed, it knows of no other real estate broker or agent which is or may be entitled to a commission in connection with this Lease. Tenant agrees to indemnify and save harmless Landlord from any claims for commission by brokers or agents not mentioned in this paragraph.

     32.  RECORDATION

          Tenant shall not record this Lease or a short form memorandum thereof without the prior written consent of Landlord.

     33.  BUILDING NAME
          Tenant shall not use the name of the Building or the development in which the Building is situated for any purpose other than the address of the business to be conducted by Tenant in the Leased Premises.

     34.  SIGNS
          Landlord shall have the sole and absolute discretion over all matters relating to on-premise signs relating to the Building and other Tenant identification signs and facilities which are intended to be seen by the public from roads, sidewalks, pedestrian areas and adjoining structures in the vicinity of the Building.

     35.  CHOICE OF LAW
          This Lease shall be governed by the Laws of the State of Arizona.

     36.  ESTOPPEL CERTIFICATE OR THREE-PARTY AGREEMENT
          At Landlord's request, Tenant will in addition to any other statements or certificates required to be executed by Tenant, execute and deliver an estoppel certificate and/or three-party agreement among Landlord, Tenant and any third party dealing with Landlord certifying as to such facts (if true) and agreeing to such notice provisions and other matters as such third party may reasonably require in connection with the business dealings of Landlord and such third party.

     37.  ADDITIONAL CONSTRUCTION
          Tenant acknowledges that buildings other than the Building may be constructed within the project of which the Building is a part, and, in connection with such construction, Tenant shall permit Landlord and/or any owner of the land upon which such additional buildings are being constructed, to enter the Leased Premises to erect scaffolding and/or protective barriers around the leased Premises (but not so as to preclude entry thereto) and to do any act or thing necessary for the safety or preservation of the Building. Landlord shall not be liable in any such case for any inconvenience, disturbance, loss of business or any other annoyance arising from any such construction, but Landlord shall use its best efforts to see that Landlord or any adjoining owner will conduct such construction as consistently as possible with accepted construction practices, so as to minimize inconvenience, annoyance and disturbance to Tenant.

     38.  DEFINED TERMS AND MARGINAL HEADINGS
          The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. If more than one person is named as Tenant, the obligations of such persons are joint and several. The marginal headings and titles the articles of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

     39.  TENANT'S RESPONSIBILITY REGARDING HAZARDOUS SUBSTANCES
          (a) Hazardous Substances. The term "Hazardous Substances", as used in this Lease, shall include, without limitation, flammables, explosives, radioactive materials, asbestos, polychlorinated biphenyls (PCBs), chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, petroleum and petroleum products, and substances declared to be hazardous or toxic under any law or regulation now or hereafter enacted or promulgated by any governmental authority.

          (b) Tenant's Restrictions. Tenant shall not cause or permit to occur:

              (i) Any violation of any federal, state or local law, ordinance, or regulation now or hereafter enacted, related to environmental conditions on, under, or about the Premises, or arising from Tenant's use or occupancy of the Premises, including, but not limited to, soil and ground water conditions; or

              (ii) The use, generation, release, manufacture, refining, production, processing, storage, or disposal of any Hazardous Substance on, under or about the Premises, or the transportation to or from the Premises of any Hazardous Substance, except as specifically disclosed this Lease.

          (c) Environmental Clean-Up

              (i) Tenant shall, at Tenant's own expense, comply with all laws regulating the use, generation, storage, transportation, or disposal of Hazardous Substances ("Laws").

              (ii) Tenant shall, at Tenant's own expense, make all submissions to, provide all information required by, and comply with all requirements of all governmental authorities (the "Authorities") under the Laws.

              (iii) Should any Authority or any third party demand that a clean-up plan be prepared and that a clean-up be undertaken because of any deposit, spill, discharge, or other release of Hazardous Substances that occurs during the term of this Lease, at or from the Premises, or which arises at any time from Tenant's use or occupancy of the Premises, then Tenant shall, at Tenant's own expense, prepare and submit the required plans and all related bonds and other financial assurances; and Tenant shall carry out all such clean-up plans.

      (iv) Tenant shall promptly provide all information regarding the use, generation, storage, transportation, or disposal of Hazardous Substances that is requested by Owner. If Tenant fails to fulfill any duty imposed under this Paragraph (c) within reasonable time, Owner may do so; and in such case, Tenant shall cooperate with Owner in order to prepare all documents Owner deems necessary or appropriate to determine the applicability of the Laws to the Premises and Tenant's use thereof, and for compliance therewith, The Tenant shall execute all documents promptly upon Owner's request. No such action by Owner and no attempt made by Owner to mitigate damages under any Law shall constitute a waiver of any of Tenant's obligations under this Paragraph (c).

      (v) Tenant's obligations and liabilities under this Paragraph (c) shall survive the expiration of this Lease.

     (d)  Tenant's Indemnity.

      (i) Tenant shall indemnify, defend, and hold harmless Owner, the manager of the property, and their respective officers, directors, beneficiaries, shareholders, partners, agents, and employees from all fines, suits, procedures, claims, and actions of every kind, and all costs associated therewith (including attorneys' and consultants' fees) arising out of or in any way connected with any deposit, spill, discharge, or other release of Hazardous Substances that occurs during the term of this Lease, at or from the Premises, or which arises at any time from Tenant's use or occupancy of the Premises, or from Tenant's failure to provide all information, make all submissions, and take all steps required by all Authorities under the Laws and all other environmental laws.

      (ii) Tenant's obligations and liabilities under this Paragraph (d) shall survive the expiration of this Lease.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease the day and year first above written.


Tenant:                                 Landlord:

Universal Pensions                      Interwestern Management Corp.
                                          Managers for AmberJack, Ltd.


By /s/ Thomas G. Anderson               By /s/ Illegible
   ---------------------------             ----------------------------

Its President                           Its President
    ---------------------------             ----------------------------

By                                      By /s/ Illegible
   ---------------------------             ----------------------------

Its                                     Its V.P.
    ---------------------------             ----------------------------

                                 LEASE ADDENDUM

     This Addendum is attached to and forms part of the Lease Agreement between AmberJack, Ltd., Landlord, and Universal Pensions, Tenant, dated August 18 1997, for the Leased Premises located at 1560 W. Fountainhead Parkway, Suite 100, Tempe, Az 85282.

     In the event of a conflict between the terms of the Lease and the terms of the Addendum, the terms of the Addendum shall prevail.

8.   Improvements and Alterations

     (a) Landlord shall provide and perform interior improvements per Tenant approved space plan, and in accordance with Building Standard Interior Improvement Specifications (attached as Exhibit "E").

     Landlord's maximum contribution to the construction of interior improvements shall be twenty-five & no/100 dollars ($25.00) per rentable square foot.

     All costs and construction, including architectural and engineering fees, (excluding space planning costs) City of Tempe plan check and building permit fees, telephone and data cabling, and construction sales tax shall be paid out of this Landlord construction fund.

     All construction costs in excess of the Landlord's maximum contribution shall be paid by the Tenant prior to the commencement of the Lease.

     None of the Landlord's construction funds shall be used for furnishings, artwork, trade fixtures, free-standing appliances, or any type of personal property.

TENANT                                       LANDLORD

Universal Pensions                           Interwestern Management Corporation
                                             managers for AmberJack, Ltd.

By: Thomas G. Anderson                       By:   Illegible
   ------------------------------               --------------------------------

Its:   President                             Its:   President
    -----------------------------                -------------------------------

Date:     7/9/97                             By:    Illegible
    -----------------------------                -------------------------------

                                             Date:    8/18/97
                                                 -------------------------------